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                                                                    EXHIBIT 99.1


      TICKETMASTER PROVIDES INFORMATION ON RESULTS SINCE SEPTEMBER 11, 2001

                              DATED OCTOBER 1, 2001

 TICKET SALES CLIMB BACK TO PRE SEPTEMBER 11 LEVELS; THIRD QUARTER RESULTS WILL
              BE AFFECTED BY EVENT CANCELLATIONS AND POSTPONEMENTS

   PERSONALS EXPERIENCES LITTLE SHORT-TERM EFFECT; SUBSCRIPTION ACTIVITY NOW EXCEEDS PREVIOUS LEVELS AND RESULTS FOR THE THIRD QUARTER ARE EXPECTED TO
                       SIGNIFICANTLY EXCEED EXPECTATIONS

   CITYSEARCH EXPERIENCES NO THIRD QUARTER EFFECT; IMPACT OF ANY ADVERTISING
                     SLOWDOWN WILL TAKE LONGER TO DETERMINE


TICKETING
o Ticketing's third quarter results will be affected by both the postponement and cancellation of events for which the Company previously sold tickets, and by the impact of the events of September 11 on ticket sales subsequent to that date.
o Events for which the Company had sold approximately 725,000 tickets have been postponed or cancelled. Although the Company will realize revenue for some portion of the postponed events, the cancelled events and a portion of the postponed events will result in lost revenue in the third quarter.
o Immediately following the events of September 11, the number of tickets sold declined significantly. In the ensuing two weeks, ticket sales increased and in the last week of the month were approximately equal to sales levels at the same time last year.
o Prior to September 11, ticket sales in the third quarter were slightly higher than in the year ago period, but due to the number of cancelled and postponed events as well as the lower sales volumes in the days immediately following September 11, the Company expects that its Ticketing business will report third quarter revenue and EBITDA below previous expectations.
o Although the future impact of the events of September 11 on the Ticketing business are at this point unclear, the Company is encouraged by the strong performance of the business in the last week of the quarter.

PERSONALS
o Immediately following the events of September 11 the Company's Personals business experienced a slowdown in subscription activity, but such activity quickly recovered to levels in excess of those seen before September 11.
o Strong subscription activity in the last two weeks of the month was aided by the previously planned launch of a national advertising campaign on CNN and the continued growth of subscriptions generated by the Company's distribution relationships with MSN and America Online.


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o    The Personals business experienced strong subscription activity throughout the third quarter and the Company expects revenue and EBITDA in this business to significantly exceed previous expectations for the quarter.

CITYSEARCH
o Citysearch generates revenue primarily through the sale of online advertising. Given the nature of the sales cycle in this business, the effects of September 11 on the third quarter results of the city guide business are expected to be immaterial, while the longer term effects are as yet unclear. The Company would expect that general economic conditions and the state of the broader advertising market will impact the Company's results in this business.
o The Company expects results in this business in the third quarter to be approximately in line with previous expectations.

                                     ...

  THE COMPANY ANTICIPATES THAT IN ACCORDANCE WITH ITS NORMAL PRACTICE IT WILL
       PROVIDE FINANCIAL GUIDANCE FOR THE FOURTH QUARTER OF 2001 AND THE
             FULL YEAR 2002 WHEN IT REPORTS THIRD QUARTER EARNINGS.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information set forth above contains forward-looking statements about Ticketmaster (the "Company"), including statements concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. These forward-looking statements are based on the Company's expectations as of the date of the release of this information and the Company undertakes no obligation to update these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: that the Company may not realize the synergies and other intended benefits of the combination of Ticketmaster and Ticketmaster Online-Citysearch; that the Company may have difficulty overcoming problems associated with rapid expansion and growth; the dependence of the Company's business on entertainment, sporting and leisure events; quarterly fluctuations in the Company's revenues which could adversely affect the market price of the Company's stock; the risks of operating internationally; the dependence of the Company on its relationships with clients; the Company's future capital needs and the uncertainty of additional financing; the Company's dependence on key personnel and need to hire additional qualified personnel; control of the Company by USA Networks, Inc.; the potential for conflicts of interest between the Company and USA Networks, Inc.; the Company's need to continue to promote its brands; risks associated with competition; the Company's reliance on third party technology; network security risks; the Company's need to be able to adapt to rapid technological changes; liability associated with the information displayed or accessed on the Company's web sites; intellectual property infringement risks; risks associated with changing legal requirements on the Company's operations, including privacy concerns; litigation risks; the dilutive effect of future acquisitions; risks associated with the failure to maintain the Company's domain names; the risk to its stock price associated with the Company's anti-takeover provisions; and the risk


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associated with ongoing litigation and governmental investigations relating to the Company's business practices. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Ticketmaster is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.